Exhibit 10.3

INSIGHTFUL CORPORATION

AMENDED AND RESTATED

2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. Purpose. This Non-Qualified Stock Option Plan is known as the Amended and Restated 2001 Non-Employee Director Stock Option Plan (the “Plan”) and is intended to promote the interests of Insightful Corporation (the “Company”) by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the “Board”). The Plan was originally adopted by the Board on January 16, 2002, and effective March 16, 2007 is hereby amended and restated in its entirety.

2. Available Shares. The total number of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) for which options may be granted under this Plan shall not exceed 1,000,000 shares, subject to adjustment in accordance with Section 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

3. Administration. This Plan shall be administered by the Board or by a committee appointed by the Board (the “Committee”). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

4. Automatic Grant of Options. Subject to the availability of shares of Common Stock under the Plan:

(a) Initial Grants. Each person who first becomes a member of the Board after March 16, 2007 and who is not an employee or officer of the Company (a “Non-Employee Director”) shall receive, on the date the Non-Employee Director becomes a member of the Board, a grant of an option (the “Initial Grant”) to purchase a number of shares of Common Stock equal to the sum of (i) 15,000 plus (ii) 15,000 divided by twelve (12) multiplied by the full number of months between the date on which such Non-Employee Director became a member of the Board and the next March 16th; provided that if such number is a fraction, it shall be rounded up to the next highest whole number.

(b) Annual Options. Effective March 16, 2007 and each March 16th thereafter, each Non-Employee Director who is a Non-Employee Director on the applicable March 16th and who was also a Non-Employee Director on the immediately preceding March 15th shall receive a grant of an option (the “Annual Grant”) to purchase 15,000 shares of Common Stock.

(c) Grant Dates. For purposes of this Plan, the “Grant Date” for an Initial Grant means the date on which the individual is first elected or appointed to the Board and receives a grant pursuant to Section 4(a) of this Plan; and the “Grant Date” for an Annual Grant means the applicable March 16th on which the Annual Grant is made pursuant to Section 4(b) of this Plan. Grants made pursuant to this Plan shall, subject to the availability of shares under the Plan, occur automatically without further action by the Board.

5. Option Price. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the Grant Date (or, if the Grant Date is not a trading day, on the trading day immediately preceding the Grant Date). The option price will be subject to adjustment in accordance with the provisions of Section 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National or Small Cap Market, if the Common Stock is then traded on the Nasdaq National or Small Cap Market; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not traded on the Nasdaq National or Small Cap Market or a national securities exchange. If the Common Stock is not publicly traded at the time an option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate.

6. Period of Option. Unless sooner terminated in accordance with the provisions of Section 8 of this Plan or the terms of the agreement relating to an option, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

7. Vesting of Shares, Non-Transferability of Options and Non-Statutory Stock Options.

(a) Vesting. All options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee in accordance with the following vesting schedule based on the applicable Grant Date; provided, however, that if such vesting percentage results in a fractional share, the percentage of shares of Common Stock that are vested and exercisable shall be rounded down to the nearest whole number:

Date	Vested Percentage of Option
3-month anniversary of Grant Date	25%
6-month anniversary of Grant Date	50%
9-month anniversary of Grant Date	75%
1-year anniversary of Grant Date	100%

(b) Transferability. Any option granted pursuant to this Plan shall be assignable or transferable by will, the laws of descent and distribution, pursuant to a domestic relations order or in accordance with the terms of the optionee’s option agreement and only in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”).

(c) Options granted under the Plan are not intended to be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

8. Termination of Option Rights.

(a) Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee at any time prior to the earlier of the scheduled expiration date of the option or six (6) months from the date the optionee ceases to be a member of the Board.

(b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested. All unexercised options that are then exercisable (including those options which become exercisable pursuant to the first sentence of this Section 8(b)) but have not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent any portion of such options are then exercisable, by the optionee (or by the optionee’s personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

(c) No portion of an option may be exercised if the optionee is removed or resigns from the Board of Directors for any one of the following reasons: (i) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company that results in or is likely to result in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act that constitutes unfair competition with the Company or that induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity that is a competitor of the Company (unless such conduct is approved by a majority of the members of the Board of Directors).

9. Exercise of Option. Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part (but not for a fraction of a share) by giving written notice to the Company by mail, facsimile or in person addressed to Insightful Corporation, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. In the event this option is exercised by any person(s) other than the optionee pursuant to Section 8(b) hereof, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. The aggregate purchase price shall be paid by one or any combination of the following forms of payment:

(a) by cash, check or money order; or

(b) if the Common Stock is then traded on the Nasdaq National Market or other national securities exchange (or successor trading system), delivery of an irrevocable and unconditional undertaking by a creditworthy broker, satisfactory in form and substance to the Company, to deliver promptly to the Company sufficient funds to pay the aggregate purchase price, or delivery to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker, satisfactory in form and substance to the Company, to sell shares of Common Stock purchasable upon exercise of the option and deliver promptly to the Company all or part of the sales proceeds in payment of the aggregate purchase price; or

(c) if approved by the Company in its sole discretion, if the Common Stock is then traded on the Nasdaq National Market or other national securities exchange, by delivery of a number of shares of Common Stock having a fair market value equal as of the date of exercise to the aggregate purchase price; provided, however, to the extent that the optionee delivers Common Stock held by the optionee (“Old Stock”) to the Company in full or partial payment of the purchase price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the optionee and the Company, an equivalent number of shares purchased through the exercise of the option shall be subject to all restrictions and limitations applicable to the Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the optionee may not pay any part of the purchase price of the option by transferring Common Stock to the Company unless such Common Stock has been owned by the optionee free of any substantial risk of forfeiture for at least six (6) months.

The Company’s transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option and shall register the optionee as the owner of such shares on the books of the Company. The shares issued upon exercise of this option shall be registered in the name of the person(s) exercising this option (or, if this option is exercised by the optionee and the optionee so requests in the notice exercising this option, shall be registered in the name of the optionee and another person jointly, with right of survivorship). The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

10. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an optionee’s rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

(a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b) Recapitalization Adjustments. Immediately upon the consummation of an Acquisition, all outstanding options under this Plan shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall automatically be a substitute for the shares of Common Stock subject to the options the consideration payable with respect to the Outstanding Shares of Common Stock in connection with the Acquisition. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made if, and in the same manner as, such adjustments are made to options issued under the Company’s other stock option plans. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option and which would cause the option to be subject to Section 409A of the Internal Revenue Code of 1986. For purposes of this Section, an “Acquisition” shall mean: (x) any merger, consolidation or purchase of outstanding capital stock of the Company, or other form of business combination in which the Company is the target of such combination or after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event (other than as a result of a financing transaction); or (y) any sale of all or substantially all of the capital stock or assets of the Company in a business combination (other than in a spin-off or similar transaction).

(c) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 2 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this Section 10 of this Plan and its determination shall be conclusive.

11. Restrictions on Issuance of Shares. Notwithstanding the provisions of Sections 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

(a) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable federal and state securities laws as now in force or hereafter amended; or

(b) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company’s outstanding Common Stock is then listed.

12. Legend on Certificates. The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act, as amended, or any state securities laws.

13. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act) of 1933, as amended.

14. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

15. Termination and Amendment of Plan. Options may no longer be granted under this Plan after April 16, 2012. In addition, this Plan shall terminate earlier than April 16, 2012 when all options granted or to be granted hereunder are no longer outstanding. Notwithstanding the foregoing, the Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10 of this Plan), (b) materially modify the requirements as to eligibility to participate in this Plan, or (c) materially increase benefits accruing to option holders under this Plan. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

16. Withholding of Income Taxes. Each optionee shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with grants to such optionee no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to an optionee. The Board may permit an optionee to satisfy all or part of his or her tax withholding obligations by surrendering shares of Common Stock (either directly or by stock attestation) that he or she previously acquired; provided that, unless the shares of Common Stock tendered for payment have been previously held for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings), or as otherwise permitted to avoid financial accounting charges under applicable accounting guidance, amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable. Any payment of taxes by surrendering shares of Common Stock to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

17. Compliance with Regulations. It is the Company’s intent that this Plan comply in all respects with Rule 16b-3 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void or amended by the Board of Directors to ensure proper compliance.

18. Governing Law. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Adopted by the Board of Directors on:

January 16, 2002

Approved by the stockholders on:

April 17, 2002

Amended and Restated by the Board of Directors on:

March 16, 2007